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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                  CITIGROUP GLOBAL MARKETS                                        TARGETS TRUST XX
                       HOLDINGS INC.
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)      (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                          NEW YORK                                                    DELAWARE
                  (STATE OF INCORPORATION                                      (STATE OF INCORPORATION
                      OR ORGANIZATION)                                            OR ORGANIZATION)
                         11-2418067                                                  52-7211963
            (I.R.S. EMPLOYER IDENTIFICATION NO.)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                                                  388 GREENWICH STREET
                                                NEW YORK, NEW YORK 10013
                                  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


      If this Form relates to the registration of                  If this Form relates to the registration of
      a class of securities pursuant to Section 12(b)              a class of securities pursuant to Section 12(g)
      of the Exchange Act and is effective pursuant                of the Exchange Act and is effective pursuant
      to General Instruction A.(c), please check the               to General Instruction A.(d), please check the
      following box. [X]                                           following box. [ ]

Securities Act registration statement file number to               333-69230 (If applicable)
which this form relates:

Securities to be registered pursuant to Section 12(b) of the Act:

                TITLE OF EACH CLASS                                    NAME OF EACH EXCHANGE ON WHICH
                TO BE SO REGISTERED                                    EACH CLASS IS TO BE REGISTERED
                -------------------                                    ------------------------------

Targeted Growth Enhanced Terms Securities                                 American Stock Exchange
("TARGETS(R)") With Respect to the Common
Stock of Cisco Systems, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (TITLE OF CLASS)

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ITEM 1. DESCRIPTION OF REGISTRANTS' SECURITIES TO BE REGISTERED.

                  For a description of the securities to be registered hereunder, reference is made to the information under the headings "Summary," "Risk Factors," and "Description of the TARGETS" on pages 2 through 13, 14 through 17 and 25 through 40, respectively, of the registrants' Prospectus, Subject to Completion, dated January 28, 2004 (Registration No. 333-69230), which information is hereby incorporated herein by reference and made part of this registration statement in its entirety.

ITEM 2. EXHIBITS.

                  99 (A). Prospectus, Subject to Completion, dated January 28, 2004, incorporated by reference to the registrants' filing under Rule 424(b) with the Securities and Exchange Commission on January 29, 2004 (No. 333-69230).

                  99 (B). Certificate of Trust of TARGETS Trust XX, incorporated by reference to Exhibit 4(i) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. (formerly known as Salomon Smith Barney Holdings Inc.) (the "Company") and TARGETS Trust XX filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration Statement").

                  99 (C). Form of Amended and Restated Declaration of Trust of TARGETS Trust XX, incorporated by reference to Exhibit 4(q) to the Registration Statement.

                  99 (D). Form of TARGETS Guarantee Agreement between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

                  99 (E). Form of Indenture between the Company and JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

                  99 (F). Form of TARGETS (included in Exhibit 99(C)).

                  99 (G). Form of Forward Contract (included in Exhibit 99(E)).

                  Other securities issued by the Company are listed on the American Stock Exchange.


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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          Citigroup Global Markets Holdings Inc.
                                          --------------------------------------
                                          (Registrant)

Date: February 20, 2004                   By: /s/ Geoffrey S. Richards
                                              ----------------------------------
                                              Name:  Geoffrey S. Richards
                                              Title: Vice President

                                          TARGETS Trust XX
                                          ----------------
                                          (Registrant)


Date: February 20, 2004                   By: /s/ Mark I. Kleinman
                                              ----------------------------------
                                              Name:  Mark I. Kleinman
                                              Title: Regular Trustee


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                                INDEX TO EXHIBITS

EXHIBIT NO.                              EXHIBIT
-----------                              -------
  99(A).          Prospectus, Subject to Completion, dated January 28, 2004, incorporated by reference to the registrants' filing under
                  Rule 424(b) with the Securities and Exchange Commission on
                  January 29, 2004 (No. 333-69230).

  99(B). Certificate of Trust of TARGETS Trust XX, incorporated by reference to Exhibit 4(i) to the registration statement on Form S-3 of Citigroup Global Markets Holdings Inc. and TARGETS
                  Trust XX filed with the Securities and Exchange Commission on September 10, 2001 (No. 333-69230) (the "Registration
                  Statement").

  99(C).          Form of Amended and Restated Declaration of Trust of TARGETS
                  Trust XX incorporated by reference to Exhibit 4(q) to the Registration Statement.

  99(D).          Form of TARGETS Guarantee Agreement between the Company and
                  JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as
                  Guarantee Trustee, incorporated by reference to Exhibit 4(r) to the Registration Statement.

  99(E).          Form of Indenture between the Company and JPMorgan Chase Bank
                  (formerly The Chase Manhattan Bank), as Trustee, incorporated by reference to Exhibit 4(s) to the Registration Statement.

  99(F).          Form of TARGETS (included in Exhibit 99(C)).

  99(G).          Form of Forward Contract (included in Exhibit 99 (E)).


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